                                                                   Exhibit 99.42



                                Amendment No. 1
                                ---------------

                                       to
                                       --

                                RIGHTS AGREEMENT
                                ----------------

                                    between

                                 XYTRONYX, INC.

                                      and

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

                                as Rights Agent

                 Amendment No. 1 Dated as of November 10, 1995

                                AMENDMENT No. 1
                              TO RIGHTS AGREEMENT


         This Amendment No. 1 To Rights Agreement is made and entered into as of the 10th day of November, 1995 between Xytronyx, Inc., a Delaware corporation (the "Company"), and First Chicago Trust Company of New York (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent have been directed in accordance with Section 27(a) of the Rights Agreement by and between the Company and the Rights Agent, dated as of April 2, 1991 (the "Rights Agreement"), to amend the Rights Agreement in accordance with the terms set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, the parties hereby mutually agree and consent to the Amendment of the Rights Agreement so that the
Section 1(j) thereof be deleted and replaced in its entirety as follows:

         (j) "Exempt Person" shall mean (i) the Company, any wholly owned Subsidiary of the Company, any employee benefit plan of the Company or of a Subsidiary of the Company, or any person holding Voting Shares for or pursuant to the terms of any such employee benefit plan and; (ii) Peter Baram and the Peter Baram Revocable Trust dated December 22, 1988; (iii) any Person who is or hereinafter becomes a relative of Peter Baram, by blood or marriage, or the estate of Peter Baram or any such Person; (iv) any currently existing or subsequently established trust, plan or other entity or vehicle for the benefit of Peter Baram or any of his relatives by blood or marriage, or any Person who is the beneficial owner of any voting shares held by or pursuant to the terms and conditions of any such entity or vehicle; and (v) Paramount Capital, Inc. and its affiliates such that they Beneficially Own, in the aggregate, no more that thirty percent of the Voting Shares of the Company.

         Except as expressly modified herein, the Rights Agreement shall remain in full force and effect and is hereby ratified and affirmed.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

ATTEST:                                        XYTRONYX, INC.

/s/ DALE A. SANDER                             By:  /s/ LARRY O. BYMASTER
------------------                                -----------------------
Name:  Dale A. Sander                          Name:  Larry O. Bymaster
Title:  Chief Financial Officer/Secretary      Title:  Chief Executive Officer


ATTEST:                                        FIRST CHICAGO TITLE COMPANY
                                               OF NEW YORK, as Rights Agent

/s/ KEVIN LAURITA                              By: /s/ RALPH PERSICO
-----------------                                 ------------------
Name:  Kevin Laurita                           Name:  Ralph Persico
Title:  Assistant Vice President               Title:  Customer Service Officer